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Exhibit 99.j
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 4 and Post-Effective Amendment No. 5 to Registration Statement No. 333-31127 and 811-8291 for ISI Strategy Fund, Inc. of our report dated June 30, 2000 appearing in the ISI Strategy Fund, Inc.'s Annual Report for the year ended May 31, 2000 and to the reference to us under the headings "Independent Auditors" and "Financial Highlights" in the Statement of Additional Information and the Prospectus, respectively, which are part of this Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
September 25, 2000